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Exhibit 5

LAW OFFICES
GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
THE GARRETT BUILDING
233 EAST REDWOOD STREET
BALTIMORE, MARYLAND 21202-3332

410-576-4000

Telex 908041 BAL
Fax 410-576-4246

August 17, 2001

First Mariner Bancorp
1801 South Clinton Street
Baltimore, MD 21224

Re:	First Mariner Bancorp
Registration Statement on Form S-2

Ladies and Gentlemen:

    We have acted as counsel to First Mariner Bancorp, a Maryland corporation (the "Company"), in connection with the filing by the Company of the Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to shares of the Company's common stock, par value $0.05 per share (the "Shares"), that the Company proposes to issue and sell as provided for in the Registration Statement.

    We have examined copies of (i) the Articles of Incorporation of the Company, as amended and restated (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Company, as amended and restated, and (iii) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

    In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that all Documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all such Documents are genuine, all public records reviewed or relied upon by us or on our behalf are true and complete, and all statements and information contained in the Documents are true and complete.

    Based on the foregoing, it is our opinion that the Shares, when issued and sold by the Company as contemplated by the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

    The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

    This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,
/s/ GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC

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  Exhibit 5